As Filed With the Securities and Exchange Commission on December 23, 2002

Registration No. 333-32306

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-2
To FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRAGEN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	59-2101668 (IRS Employer Identification Number)

865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324
(954) 233-8746
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

GERALD SMITH
CHAIRMAN OF THE BOARD
VIRAGEN, INC.
865 S.W. 78th AVENUE, SUITE 100
PLANTATION, FLORIDA 33324
(954) 233-8746
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

COPIES TO:

JAMES M. SCHNEIDER, ESQ.
ADORNO & YOSS, P.A.
350 EAST LAS OLAS BOULEVARD, SUITE 1700
FORT LAUDERDALE, FLORIDA 33301
TELEPHONE: (954) 763-1200
FACSIMILE: (954) 766-7800

Approximate date of commencement of proposed sale to the public: From time to time as described in the Prospectus.

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a) of this Form, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 relates to the unissued portion of $60,000,000 of shares of common stock originally included in the Registration Statement on Form S-3 (Reg. No. 333-32306) which have not been sold as of the date hereof. We have previously issued $24,395,555 or 26,112,479 shares of our common stock under that Registration Statement.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. We may not sell these securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer and sale would not be permitted.

PROSPECTUS

VIRAGEN, INC.

$35,604,445
COMMON STOCK

     We may from time to time issue up to $35,604,445 of shares of our common stock. We will specify in the accompanying prospectus supplement or amendment the terms of any such offering. We may sell these common shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement or amendment.

     You should read this document and any prospectus supplement or amendment carefully before you invest.

     Our common stock is listed on the American Stock Exchange under the symbol “VRA”. On December 19, 2002, the last reported sale price for our common stock was $0.15 per share.

________________

     Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 5 of this prospectus before making a decision to purchase our stock.

________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

THE DATE OF THIS PROSPECTUS IS DECEMBER __, 2002.

ABOUT VIRAGEN
FORWARD-LOOKING STATEMENTS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
PLAN OF DISTRIBUTION
USE OF PROCEEDS
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 17. UNDERTAKINGS
SIGNATURES
VIRAGEN - ANNUAL REPORT ON FORM 10-K 06/30/02
VIRAGEN - QUARTERLY REPORT ON FORM 10-Q 09/30/02
VIRAGEN, INC. - CONSENT OF ERNST & YOUNG LLP

     You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

ABOUT VIRAGEN

     Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus by attachment of our periodic reports included with this prospectus.

     Viragen, Inc. is a biotechnology company engaged in the business of researching, developing and manufacturing innovative technologies for the treatment of life-threatening illnesses. We are also in the business of developing innovative technologies aimed at improving the manufacturing processes used to manufacture certain medical therapies. We are primarily focused on three fields of research and development:

•	human leukocyte derived interferon;

•	avian transgenics technologies; and

•	oncological therapies.

     Our majority-owned subsidiary Viragen International, Inc. (formerly Viragen (Europe) Ltd.), whose shares are traded on the over-the-counter Bulletin Board under the symbol “VGNI”, is a biopharmaceutical company engaged in researching, developing and manufacturing products designed to help the human immune system resist viral infections, and related technologies. Viragen International, Inc. produces a natural alpha interferon under the name Multiferon™, from human white blood cells, also known as leukocytes. Natural interferon stimulates and modulates the human immune system. In addition, interferon inhibits the growth of various viruses, including those associated with diseases such as hepatitis, cancer, multiple sclerosis, and HIV/AIDS.

     Our avian transgenic project is designed to enable Viragen to produce protein-based drugs, including monoclonal antibodies, inside the eggs of specially developed chickens. Our goals are to develop a technology which will enable us to meet the large-scale production requirements for our own therapeutic protein products. We also believe that this technology will allow us to offer to others in the biopharmaceutical industry an alternate faster method of production of their protein-based products with higher capacity at lower costs.

     Viragen believes that no single approach or method is likely to treat all cancers effectively. We have approached the treatment of targeted cancers from several directions which we believe will increase our likelihood of clinical success. In collaboration with the Memorial Sloan-Kettering Cancer Center, we have initiated research on human monoclonal antibodies targeting ganglioside GD3 for the treatment of melanoma and possibly certain other cancers. In collaboration with the UK’s Cancer Research Campaign we are developing DNA vaccines and monoclonal antibodies to block the protective effect of the protein CD55 on the surface of tumor cells. Under a worldwide exclusive license from the U.S. National Institute of Health, we are researching the clinical applications of a monoclonal antibody that recognizes the Notch-1 protein. Binding of the antibody to the protein signals the immune response to activate lymphocytes, modulating immunity. In collaboration with the University of Miami’s Sylvester Comprehensive Cancer Center, we are researching and developing a specific anti-cancer technology designed to develop a novel form of an immune enhancing drug that has shown promise by inhibiting tumor growth in rats for a broad range of cancers. The drug is a novel 11 amino acid peptide called IEP 11, which was derived from a tumor transmenbrane glycoprotein. It possesses anti-cancer vaccine properties both prophylactically and therapeutically.

     Our executive offices are located at 865 SW 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414. Unless otherwise indicated, references in this prospectus to “Viragen”, “we”, “us” and “our” are to Viragen, Inc., and our wholly-owned and our majority-owned subsidiaries.

FORWARD-LOOKING STATEMENTS

     This prospectus, and other documents that we have incorporated by reference or included by attachment, contain forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors – many beyond our control – that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

     Forward-looking statements might include one or more of the following:

•	projections of future revenue;

•	anticipated clinical trial commencement dates, completion timelines or results;

•	descriptions of plans or objectives of management for future operations, products or services;

•	forecasts of future economic performance; and

•	descriptions or assumptions underlying or relating to any of the above items.

     Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe” or words of similar meaning. They may also use words such as “will”, “would”, “should”, “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

RISK FACTORS

     An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

We have a history of losses due to lack of sales and regulatory approvals. If we do not receive necessary regulatory approvals and develop profitable operations, we will need to terminate our operations. As a result, investors may lose their entire investment.

     Since the organization of Viragen, we have incurred operating losses. Losses have totaled:

•	$3,014,684 for the three month period ended September 30, 2002,

•	$11,088,832 for the fiscal year ended June 30, 2002,

•	$11,007,809 for the fiscal year ended June 30, 2001, and

•	$12,310,895 for the fiscal year ended June 30, 2000.

At September 30, 2002, we had a total deficit since organization of $87,954,559, and our working capital deficit totaled approximately $1,274,000.

     We presently produce a natural human leukocyte derived alpha interferon product under the name Multiferon. The product is approved for sale for limited use in Sweden, South Africa, Mexico, Hong Kong, Indonesia, Egypt, Thailand, and Myanmar. However, as the United States Food and Drug Administration and other European Union regulatory authorities have not yet approved our natural interferon product, we have only limited sales revenues.

     We will not be able to reduce our losses or operate profitably until we obtain the necessary approvals to manufacture and sell natural interferon or other products on a widely accepted basis. We expect sales of natural interferon to be our primary source of income for the foreseeable future. Investors must understand that our natural interferon product may never receive certain approvals sought from regulatory authorities. In addition, even if approval is received, we may not be able to achieve sufficient profit from the sale of natural interferon. If we do not obtain the required approvals or we do not profit from the sale of natural interferon or other products, we will likely cease operations. In that case, investors in Viragen will likely lose their entire investment.

Our business is capital intensive, and because we do not generate operating revenues, we will require additional financing that may not be available to us.

     The Company believes that its cash and cash equivalents and working capital are not sufficient to meet its operating requirements through the end of fiscal 2003. The Company’s operating losses and working capital requirements continue to adversely affect cash flow. In the event of our inability to raise capital, or a lack of expanded revenue from the sale of our natural interferon product, the Company will likely be unable to meet its operating requirements through the end of fiscal 2003. In this event we would be required to significantly curtail or suspend our operations. As a result of these financial conditions, the report of our independent certified public accountants on our June 30, 2002 consolidated financial statements includes an explanatory paragraph indicating that these conditions raise substantial doubt about our ability to continue as a going concern.

Competitive conditions in the pharmaceutical industry may force us to terminate operations.

     Competition for investment capital and market share in the immunological and pharmaceutical products industry is very strong. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. We have not yet developed an immunological product that can be widely marketed. Our competitors also have greater financial, marketing and human resources than Viragen. Some of our competitors, including Hoffmann-La Roche, Inc., Shering-Plough Corporation, Biogen, Inc., Chiron Corp., and Berlex Laboratories, have received approvals for their synthetic interferons. They have been marketing their products since 1986, and have received wide acceptance from the medical community and the patient population for their products. This will make it more difficult for us to introduce and penetrate the market with our product, if and when we receive the necessary regulatory approval. We only expect competition to increase in the future.

     In addition, technological advances made by our competitors may make synthetic products more effective, less costly and with less harmful side effects. Viragen may not be able to keep pace with technological advances by others, either because we do not have sufficient resources or because we cannot achieve greater improvements in our technology. If we are unable to compete with our larger, more experienced competitors, we may terminate operations.

     Competition for funding in the pharmaceutical industry is also intense. We have only a limited source of income at this time, and we will require additional funds to conduct clinical trials so we can receive regulatory approvals. We must obtain additional funding from outside sources to conduct these trials. If we are unable to locate funding or obtain funding on reasonable terms, we will likely terminate operations. In that case, any investment in Viragen could be lost.

Government regulation may affect Viragen’s ability to develop and distribute natural interferon.

     All pharmaceutical manufacturers are subject to state, federal and foreign rules and regulations, including those of the United States Food and Drug Administration, Asian markets and the European Union. These rules and regulations are constantly changing. These changes could extend the period of clinical trials, involve costly compliance measures and may restrict our ability to produce and distribute our natural interferon product based on the results of testing. It is possible that we may never receive these regulatory approvals for any specific illness or range of illnesses that we are attempting to treat with our natural interferon product.

If patients have problems receiving third party reimbursements for natural interferon, it will be more difficult to market our product. In addition, our marketing costs would increase.

     Our ability to successfully market our products depends in part on the availability of reimbursements from government health administration authorities, private health coverage insurers and other organizations. The pricing of products similar to ours, or the amount of reimbursement available to patients, may affect our ability to market our product at a profit. Third party reimbursement limitations could restrict the patient population that will use our product. If we have difficulty in securing third party payors to reimburse for our product, we could be required to increase our marketing efforts, which, in turn, will involve greater expenses to us.

Our proprietary technology and any future patents that we receive may not provide sufficient protection to us.

     We intend to rely, in part, on technology developed by our scientists for the efficient and safe production of natural interferon, our avian transgenics technologies and our oncology technologies. If we are not successful in obtaining patents or demonstrating that our production process is proprietary under trade secret law, we will have limited protection against those who might copy our technology. In addition, we may be damaged if we are accused of misappropriating a competitor’s proprietary technology, even if these claims are untrue. We cannot assure you that any of our patent applications will be approved. Even if granted, we cannot assure you that these patents or any future patent applications or our other proprietary rights will provide sufficient protection to us.

Technology transfers to third parties may not result in revenue to us.

     One of our proposed marketing strategies is to license our manufacturing technology to third parties. They, in turn, will use our technology to produce and market our natural human leukocyte alpha interferon outside the United States. We cannot guarantee that these third parties will be able to successfully market the product or that we will receive revenue from their efforts.

We may be exposed to product liability claims, and our product liability insurance may not be sufficient to cover all claims or continue to be available to us.

     Persons who claim to be injured from use of our natural interferon, or other products or processes, may file claims for personal injuries or other damages against us. Directives in the European Union provide for strict liability and permit compensation claims to be made within a ten year period from when the product is placed on the market, and three years from the event giving rise to the claim, thereby creating a 13 year period within which compensation claims could be asserted. In order to protect ourselves against these claims, we maintain product liability insurance in the amount of $7,000,000. We cannot be sure that our insurance coverage will be adequate to insulate us from liabilities that may result from the use of our products. Also, this type of insurance may not be available or we may not be able to afford this form of insurance in the future.

Our reliance on foreign third party manufacturers may disrupt operations.

     Foreign manufacturing could expose us to risks involved with fluctuations in exchange rates of foreign currencies. In addition, reliance on international vendors exposes us to all the risks of dealing with a foreign manufacturing source. These risks include:

•	local governmental regulations,

•	tariffs,

•	import and export restrictions,

•	transportation,

•	taxes, and

•	foreign health and safety regulations.

     Foreign manufacturing arrangements may also limit our control, and could disrupt our operations, which, in turn, could negatively impact upon your investment in us.

We do not expect to pay dividends in the foreseeable future.

     We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. For the foreseeable future, we will use earnings from operations, if any, to finance our growth, and we will not pay dividends to our common stockholders. Since we do not anticipate paying cash dividends on our common stock, any return on your investment will likely depend solely on an increase in the market value of our common stock.

Possible sales of securities by current stockholders could have a depressive effect on market value of our stock.

     As of the date of this prospectus, there are 123,716,004 shares of our common stock outstanding. Sales of our common stock by current stockholders or pursuant to this registration statement may have a depressive effect on the market price for our Common Stock.

We engage in the biotechnology industry; as a result the market price for our common stock may be subject to extreme volatility.

     The market for securities of biotechnology companies, including companies such as ours, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors, some of which are beyond our control, including, without limitation:

•	quarter-to-quarter variations in our operating results;

•	our announcement of material events;

•	price fluctuations in sympathy to others engaged in our industry; and

•	the effects of media coverage of our business.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees.

     Our future success depends on the continued services of Gerald Smith, our Chairman, Chief Executive Officer and President, and Dennis W. Healey, our Executive Vice President, Treasurer, Secretary and Chief Financial Officer. While we have entered into employment agreements with Messrs. Smith, and Healey, the loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on any of their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We could use preferred stock to resist takeovers and the issuance of preferred stock may cause additional dilution.

     Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, of which 2,650 shares of series A preferred stock are issued and outstanding on the date of this prospectus. Our Certificate of Incorporation gives our board of directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the terms of preferred stock, including:

•	dividend and liquidation preferences,

•	voting rights,

•	conversion privileges,

•	redemption terms, and

•	other privileges and rights of the shares of each authorized series.

     The issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders. It can also negatively impact our existing stockholders’ liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management. This could occur if we become subject to a hostile takeover that could ultimately benefit Viragen and Viragen’s stockholders.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 and a post-effective amendment (No.1) on Form S-2 to that registration statement. This prospectus is a part of the registration statement. It does not contain all of the information set forth in the registration statement. For further information about Viragen and its common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the Securities and Exchange Commission, as discussed below.

     We are required to file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these filings at the Securities and Exchange Commission public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Our current filings on Form 10-K and Form 10-Q are included as exhibits to the registration statement. You may also request copies of these documents by writing to the Securities and Exchange Commission and paying the required fee for copying. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the Securities and Exchange Commission web site at http://www.sec.gov.

     The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2002, filed with the Commission on September 30, 2002; and

2.	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Commission on November 14, 2002.

     We will deliver without charge a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and our most recent Quarterly Report on Form 10-Q that has been filed with the SEC for any quarter ended after June 30, 2002 to each person receiving a copy of this prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at the following address:

Dennis W. Healey
Chief Financial Officer
Viragen, Inc.
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324
Telephone Number: (954) 233-8746

     Copies of our SEC filings and other information about us are also available on our website at www.viragen.com. The information on our website is neither incorporated into, nor a part of, this prospectus.

PLAN OF DISTRIBUTION

     We may offer our common stock:

•	directly to purchasers;

•	to or through underwriters;

•	through dealers, agents or institutional investors; or

•	through a combination of such methods.

     Regardless of the method used to sell the securities, we will provide a prospectus supplement or amendment that will disclose:

•	the identity of any underwriters, dealers, agents or investors who purchase the securities;

•	the material terms of the distribution, including the amount sold and the consideration paid;

•	the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

     We may sell our common stock at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of our common stock, underwriters may receive compensation from us or from purchasers of our common stock in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our common stock may be considered underwriting discounts and commissions under the Securities Act of 1933.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our common stock against various liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our common stock from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our common stock, we will indicate that in the prospectus supplement or amendment.

     In connection with an offering of our common stock, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our common stock for their own account. In addition, underwriters may bid for, and purchase, our common stock in the open market to cover short positions or to stabilize the price of our common stock. Finally, underwriters may reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

USE OF PROCEEDS

     We cannot guarantee that we will receive any proceeds in connection with this offering because we may choose not to issue any shares of common stock.

     Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, capital expenditures, working capital needs and for other general corporate purposes.

     We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including, but not limited to, the amount and timing of the proceeds from this offering.

     We anticipate that we will be required to raise substantial additional capital to continue to fund our operations. Additional capital may be raised through additional public or private financing, as well as collaborative relationships, incurring debt and other available sources.

LEGAL MATTERS

     Adorno & Yoss, P.A. will pass on the validity of the issuance of the shares of common stock offered hereby. Adorno & Yoss, P.A. is located at 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

EXPERTS

     Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2002, as set forth in their report, and which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note A to the consolidated financial statements, which is incorporated by reference and filed as an exhibit to this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Other expenses in connection with the registration of the common stock hereunder are substantially as follows (all expenses other than the SEC Registration Fee are estimates):

Item	Company Expense

SEC Registration Fee	$15,840
Printing and engraving expenses	3,000
Legal fees and expenses	12,000
Accounting fees and expenses	10,000
Miscellaneous	4,160

Total	$45,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

     A corporation may indemnify against expenses, including attorney’s fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

     Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney’s fees, actually and reasonably incurred by him or her.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Viragen pursuant to the foregoing provisions, Viragen has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Viragen will be governed by the final adjudication of this issue.

     ITEM 16. EXHIBITS.

Exhibit
Number		Description of document

3.	—	Articles of Incorporation and By-Laws.

3.1	—	Articles of Incorporation and By-Laws (incorporated by reference to Viragen’s registration statement on Form S-1 dated June 8, 1981, File No. 2-72691)

3.2	—	Certificate of Amendment of Certificate of Incorporation dated September 11, 1986 (incorporated by reference to Viragen’s registration statement on Form S-2 dated October 24, 1986, File No. 33-9714)

3.3	—	Certificate of Amendment of Certificate of Incorporation dated April 8, 1987 (incorporated by reference to Viragen’s current report on Form 8-K dated April 17, 2000, filed on April 13, 2000)

3.4	—	Certificate of Amendment of Certificate of Incorporation dated May 11, 1993 (incorporated by reference to Viragen’s current report on Form 8-K dated April 17, 2000, filed on April 13, 2000)

3.5	—	Certificate of Amendment of Certificate of Incorporation dated February 28, 1997 (incorporated by reference to Viragen’s current report on Form 8-K dated April 17, 2000, filed on April 13, 2000)

3.6	—	Certificate of Amendment of Certificate of Incorporation dated July 2, 1997 (incorporated by reference to Viragen’s current report on Fort 8-K dated April 17, 2000, filed on April 13, 2000)

3.7	—	Certificate of Amendment of Certificate of Incorporation dated October 4, 1999 (incorporated by reference to Viragen’s current report on Form 8-K dated April 17, 2000, filed on April 13, 2000)

3.8	—	Certificate of Amendment of Certificate of Incorporation dated August 28, 2001, filed on August 28, 2001.

4.	—	Instruments defining the rights of security holders, including indentures.

4.1	—	Form of common Stock Certificate (incorporated by reference to Viragen’s registration statement on Form S-1 dated June 8, 1981, File No. 2-72691)

4.2	—	Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.4)

4.3	—	Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2, Part II, Item 15.

4.4	—	1995 Stock Option Plan (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed June 9, 1995)

4.5	—	1997 Stock Option Plan (incorporated by reference to Viragen’s Registration Statement of Form S-8 filed April 17, 1998)

4.6	—	Subscription Agreement between Active Investors Ltd. II and Viragen, Inc. dated February 18, 2000 (incorporated by reference to Viragen’s Registration Statement on Form S-3 filed May 19, 2000)

4.7	—	Loan and Escrow Agreement between AMRO International, S.A. and Viragen, Inc. dated March 1, 2000 (incorporated by reference to Viragen’s Registration Statement on Form S-3 filed May 19, 2000)

4.8	—	Common Stock Purchase Warrant issued to Equitable Equity Lending, Inc. dated November 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-3 filed May 19, 2000)

4.9	—	Common Stock Purchase Warrant granted to Girmon Investment Co., Limited dated December 21, 1998 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.10	—	Common Stock Purchase Warrant granted to Robert Keller, M.D. dated November 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.11	—	Common Stock Purchase Warrant granted to David W. Kirchembaum dated November 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

Exhibit
Number		Description of document

4.12	—	Common Stock Purchase Warrant granted to Bradford J. Beilly dated November 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.13	—	Common Stock Purchase Warrant granted to Catherine Patrick dated November 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.14	—	Form of Common Stock Purchase Warrants granted to Pablo A. Guzman, M.D. between April 2, 1998 and November 4, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.15	—	Common Stock Purchase Warrant granted to Dunwoody Brokerage Services, Inc. dated December 28, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.16	—	Common Stock Purchase Warrant granted to David Squillacote dated July 1, 1999 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.17	—	Common Stock Purchase Warrant granted to Cameron Associates, Inc. dated January 17, 2000 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.18	—	Common Stock Purchase Warrant granted to Nassau Securities, Int’l. dated April 17, 2000 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

4.19	—	Stock Option Agreement between Viragen, Inc. and Gerald Smith dated February 7, 2000 (incorporated by reference to Viragen’s Registration Statement on Form S-8 filed May 19, 2000)

5.1	—	Opinion of Atlas, Pearlman, Trop & Borkson, P.A. (acquired by Adorno & Yoss, P.A.) (includes Exhibit 23.2) (incorporated by reference to Viragen’s Form S-3 registration statement filed on March 13, 2000, File No. 333-32306)

10.	—	Material contracts.

10.1	—	Research Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore’s S-1, File No. 2-89390, dated February 10, 1984 (“Medicore’s S-1”), Part II, Item 16(a)(10)(xxxiii))

10.2	—	License Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore’s S-1, Part II, Item 16(a)(10)(xxxiv))

10.3	—	Royalty Agreement between the Company and Medicore, Inc. dated November 7, 1986 (incorporated by reference to the November 1986 Form 8-K, Item 7(c)(i))

10.4	—	Amendment to Royalty Agreement between the Company and Medicore, Inc. dated November 21, 1989 (incorporated by reference to the Company’s Current Report on Form 8-K dated December 6, 1989, Item 7(c)(i))

10.5	—	Agreement for Sale of Stock between the Company and Cytoferon Corp. dated February 5, 1993 (incorporated by reference to the Company’s Current Report on Form 8-K dated February 11, 1993 Item 7(c)(28))

10.6	—	Addendum to Agreement for Sale of Stock between the Company and Cytoferon Corp. dated May 4, 1993 (incorporated by reference to the Company’s Current Report on Form 8-K dated May 5, 1993, Item 7(c)(28)(i))

10.7	—	Amendment No. 2 to the Royalty Agreement between the Company and Medicore, Inc. dated May 11, 1993 (incorporated by reference to the Company’s June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xix))

10.8	—	Marketing and Management Services Agreement between the Company and Cytoferon Corp. dated August 18, 1993 (incorporated by reference to the Company’s June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

10.9	—	Agreement for Sale of Stock between Cytoferon and the Company dated November 19, 1993 (incorporated by reference to the Company’s June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxiv))

10.10	—	Amendment No. 1 to Agreement for Sale of Stock with Cytoferon (incorporated by reference to the Company’s 1995 Form SB-2, Part II, Item 27(10)(xxxii))

10.11	—	License and Manufacturing Agreement with Common Services Agency (incorporated by reference to the Company’s 1995 Form SB-2, Part II, Item 27(10)(xxxvi))

Exhibit
Number		Description of document

10.12	—	Series H Convertible Preferred Stock, Form of Subscription Agreement dated February 17, 1998 and related Registration Agreement and Common Stock Purchase Warrants (incorporated By reference to the Company’s Registration Statement on Form S-3 dated April 17, 1998)

10.13	—	Series I Convertible Preferred Stock, Form of Subscription Agreement dated April 2, 1998 and related Registration Rights Agreement and Common Stock Purchase Warrants (incorporated by reference to the Company’s Registration Statement on Form S-3 dated April 17, 1998)

10.14	—	Cooperation and Supply Agreement between the Company, Viragen Deutschland GmbH and German Red Cross dated March 19, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to The Securities and Exchange Commission)

10.15	—	Buffycoat Supply Agreement between America’s Blood Centers and the Company dated July 15, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission)

10.16	—	Agreement between the Company and the American Red Cross dated August 18, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission).

10.17	—	Strategic Alliance Agreement between the Company and Inflammatics, Inc. and Inflammatics Inc. Series A Convertible Preferred Stock Purchase Agreement (incorporated By reference to the Company’s Annual Report on Form 10-K for The year ended June 30, 1998)

10.18	—	Gerald Smith Pledge and Escrow Agreement for 200,000 shares dated September 1, 1998 (incorporated by reference to the Company’s Annual Report on Form 10-K/A for the year ended June 30, 1998)

10.19	—	Gerald Smith Pledge and Escrow Agreement for 50,000 shares dated September 1, 1998 (incorporated by reference to the Company’s Annual Report on Form 10-K/A for the year ended June 30, 1998)

10.20	—	Dennis W. Healey Pledge and Escrow Agreement for 200,000 Shares dated September 1, 1998 (incorporated by reference to The Company’s Annual Report on Form 10-K/A for the year Ended June 30, 1998)

10.21	—	Dennis W. Healey Pledge and Escrow Agreement for 50,000 Shares dated September 1, 1998 (incorporated by reference to The Company’s Annual Report on Form 10-K/A for the year Ended June 30, 1998)

10.22	—	Southern Health SDN. BHD Option to Purchase Master License dated March 23, 1998.

10.23	—	Placement Agreement, Placement Agent Warrant and Investor Warrant dated September 22, 1998 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 1998)

10.24	—	Purchase Agreement between the Registrant, the Isosceles Fund and Cefeo Investments Limited dated March 17, 1999 (incorporated by reference to Viragen’s Amendment No. 1 to Registration Statement on Form S-3 filed on June 21, 1999, File No. 333-75749)

10.25	—	8% Redeemable Convertible Promissory Note to the Isosceles Fund dated March 17, 1999 (incorporated by reference to Viragen’s Form S-3 registration statement filed April 6, 1999, File No. 333-75749)

10.26	—	8% Redeemable Convertible Promissory Note to Cefeo Investments Limited dated March 17, 1999 (incorporated by reference to Viragen’s Form S-3 registration statement filed April 6, 1999, File No. 333-75749)

10.27	—	Common Stock Purchase Warrant issued to the Isosceles Fund Dated March 17, 1999 (incorporated by reference to Viragen’s Form S-3 registration statement filed April 6, 1999, File No. 333-75749)

10.28	—	Supply and Distribution Agreement between Viragen and the Adamjee Group of Companies dated November 16, 1998 (incorporated by reference to the Viragen (Europe) Ltd. Annual Report on Form 10-K for the year ended June 30, 1999)

10.29	—	Employment Agreement between Viragen and Gerald Smith dated March 1, 1999 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 1999)

Exhibit
Number		Description of document

10.30	—	Employment Agreement between Viragen and Dennis W. Healey Dated March 1, 1999 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 1999)

10.31	—	Memorandum of Agreement between the Isosceles Fund and the Company dated March 17, 1999 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 1999)

10.32	—	Letter of Intent between the Company and Drogsan Healthcare Dated July 2, 1999 (incorporated by reference to the Viragen (Europe) Ltd. Annual Report on Form 10-K for the year ended June 30, 1999)

10.33	—	Common stock and Warrants Agreement. Stock Purchase Warrant and Registration Rights Agreement dated November 24, 1999 (incorporated by reference to Viragen’s Current Report on Form 8-K dated December 9, 1999)

10.34	—	Carl N. Singer Promissory Note, Pledge and Escrow Agreement for 50,000 shares dated October 1, 1998 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.35	—	Peter Fischbein Promissory Note, Pledge and Escrow Agreement for 200,000 shares dated October 8, 1998 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.36	—	Employment Agreement, Stock Option Agreement between Viragen and Melvin Rothberg dated July 1, 1999 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.37	—	Employment Agreement, Stock Option Agreement between Viragen (Scotland) Ltd. and Dr. D. Magnus Nicolson dated July 1, 1999 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.38	—	Promissory Note and Mortgage and Security Agreement dated August 10, 1999 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.39	—	Mortgage and Security Agreement dated November 3, 1999 (incorporated by reference to Viragen’s Form S-1/A registration statement filed December 22, 1999, File No. 333-75749)

10.40	—	Dennis W. Healey Promissory Note, Pledge and Escrow Agreement for 100,000 shares dated October 3, 2000 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

10.41	—	Development, License and Collaborative Agreement between Roslin Institute (Edinburgh) and Viragen, Inc. dated November 15, 2000 (incorporated by reference to Viragen’s Form S-3 registration statement filed December 29, 2000, File No. 333-52996)

10.42	—	Employment Agreement, Stock Option Agreement between Viragen and Gerald Smith dated March 1, 2001 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

10.43	—	Employment Agreement, Stock Option Agreement between Viragen and Dennis W. Healey dated March 1, 2001 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

10.44	—	Consulting Agreement, Stock Option Agreement between Viragen and E. Donald Shapiro dated March 21, 2001 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

10.45	—	Consulting Agreement, Stock Option Agreement between Viragen and Abraham Cohen dated March 21, 2001 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

10.46	—	Option Agreement between Geron Corporation and Viragen, Inc. Dated May 14, 2001 (incorporated by reference to Viragen’s Form S-3 registration statement filed June 18, 2001, File No. 333-63246)

10.47	—	Consulting Agreement between Viragen and Robert C. Salisbury dated May 23, 2001 (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2001)

Exhibit
Number		Description of document

10.48	—	Agreement for the Acquisition of BioNative AB between Hakan Borg and others, Viragen (Europe) Limited and Viragen, Inc. dated September 28, 2001 (incorporated by reference to Viragen (Europe) Limited’s Annual Report on Form 10-K filed September 28, 2001)

10.49	—	Supply and Distribution agreement between Viragen (Europe) Ltd., Viragen (Scotland) Ltd. and Tradeway, Inc. dated October 25, 2001 (incorporated by reference to the Company’s quarterly report on Form 10-Q filed November 19, 2001)

10.50	—	Termination Agreement between Viragen Technology, Inc. and Viragen (Scotland) Ltd. dated September 28, 2001 (incorporated by reference to Viragen (Europe) Limited’s quarterly report on Form 10-Q filed November 19, 2001)

10.51	—	Securities Purchase Agreement, Convertible Debentures, Common Stock Purchase Warrants and Registration Rights Agreement dated January 11, 2002 (incorporated by reference to Viragen’s Current Report on Form 8-K dated January 15, 2002)

13.1	—	Annual Report on Form 10-K for the year ended June 30, 2002. *

13.2	—	Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. *

21.1	—	Subsidiaries of the registrant (incorporated by reference to Viragen’s Annual Report on Form 10-K for the year ended June 30, 2002)

23.1	—	Consent of Independent Certified Public Accountants.*

23.2	—	Consent of Atlas, Pearlman, Trop & Borkson, P.A. (acquired by Adorno & Yoss, P.A.) (included as part of Exhibit 5.1)

*	Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

     (1)  For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2)  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, State of Florida, on December 20, 2002.

VIRAGEN, INC.

By: /s/ Gerald Smith

Gerald Smith President and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gerald Smith Gerald Smith	Chairman of the Board of Directors, President and Principal Executive Officer	December 20, 2002

/s/ Carl N. Singer Carl N. Singer	Director, Chairman Emeritus and Chairman of the Executive Committee	December 20, 2002

/s/ Dennis W. Healey Dennis W. Healey	Executive Vice President, Treasurer, Principal Financial Officer, Director and Secretary	December 20, 2002

/s/ Charles J. Simons Charles J. Simons	Director and Chairman of the Audit and Finance Committee	December 20, 2002

/s/ Nicholas Burke Nicholas Burke	Controller and Principal Accounting Officer	December 20, 2002

/s/ Robert C. Salisbury Robert C. Salisbury	Director	December 20, 2002

/s/ Douglas Lind Douglas Lind	Director	December 20, 2002

INDEX TO EXHIBITS

Exhibit Number	Description of document

13.1	Annual Report on Form 10-K for the year ended June 30, 2002.

13.2	Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

23.1	Consent of Independent Certified Public Accountants